UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2017

Guaranty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	000-51556	41-2150446
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

1331 Seventeenth St., Suite 200 Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 675-1194
(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12-b2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01       Entry into a Material Definitive Agreement.

On July 18, 2017, Guaranty Bancorp (the “Company”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Castle Rock Bank Holding Company (“Castle Rock”), parent company of Castle Rock Bank, a Colorado state chartered bank headquartered in Castle Rock, Colorado (“Castle Rock Bank”). The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Castle Rock will be merged with into the Company (the “Merger”), with the Company continuing as the surviving corporation. The Merger Agreement also provides that following the Merger Castle Rock Bank will be merged with and into Guaranty Bank and Trust Company, a Colorado state chartered bank (“Guaranty Bank”) and wholly owned subsidiary of the Company, with Guaranty Bank surviving the bank merger.

Subject to the terms and conditions set forth in the Merger Agreement, which has been unanimously approved by the boards of directors of the Company and Castle Rock, at the effective time of the Merger (the “Effective Time”), each share of Castle Rock common stock issued and outstanding immediately prior to the Effective Time, excluding any Dissenting Shares (as defined in the Merger Agreement), shall have the right to receive (i) a number of shares of the Company common stock obtained by dividing 840,639 (such shares of stock, the “Company Stock”), as may be adjusted pursuant to the terms of the Merger Agreement, by the number of Castle Rock shares of common stock issued and outstanding immediately prior to the Effective Time.

The number of shares of Company Stock payable is subject to reduction on a dollar for dollar basis if Castle Rock’s Tangible Book Value (as defined in the Merger Agreement) is less than $16,000,000 (provided, however, that the last day of the month immediately preceding the month in which the Effective Time occurs (the “Calculation Date”) is prior to December 31, 2017, this threshold will be reduced based on the number of days between the Calculation Date and December 31, 2017, and a percentage of Castle Rock’s consolidated net income for 2017 through the Calculation Date, as set forth in the Merger Agreement) (as adjusted, the “Minimum Tangible Book Value”).

The Merger is intended to qualify as a tax-free reorganization under the applicable provisions of the Internal Revenue Code of 1986, as amended, with respect to the Company Stock to be issued to Castle Rock common shareholders. Based on the Company’s July 18, 2017 closing price of $26.75 per share as reported on the NASDAQ, the transaction value is estimated at $22.5 million.

The Merger Agreement contains usual and customary representations and warranties from the Company and Castle Rock. Castle Rock has agreed to customary covenants, relating to among other things, (1) its obligation to hold a meeting of its shareholders to vote upon the approval of the Merger, (2) the conduct of its and Castle Rock Bank’s businesses during the interim period between the execution of the Merger Agreement and the Closing Date, and (3) its obligation not to entertain, solicit, encourage, induce or facilitate proposals relating to alternative business combination transactions, or enter into any discussions or any agreement concerning any proposals for alternative business combination transactions (the “Standstill Provision”) (provided that in certain circumstances and subject to certain conditions Castle Rock may pursue an alternative transaction where doing so would be inconsistent with the Castle Rock board of directors’ fiduciary duties). The Company has agreed, among other things, to (i) file a Registration Statement on Form S-4 under the Securities Act of 1933, as amended, relating to the Company Stock (the “Registration Statement”) and (ii) obtain approval for listing on NASDAQ of the Company Stock.

Completion of the Merger is subject to certain customary conditions, including among other things, (1) approval of the Merger, the Merger Agreement and the transactions contemplated thereby by Castle Rock’s shareholders, (2) receipt of required regulatory approvals and expiration of applicable waiting periods, (3) the absence of any law or order prohibiting the consummation of the Merger, (4) the Registration Statement registering the Company Stock having become effective and (5) the Company Stock having been authorized for listing on NASDAQ.

Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including the accuracy of the representations and warranties of the other party, the performance by the other party of its obligations under the Merger Agreement and the absence of a material adverse effect with respect to the other party. In addition, the Company’s obligation to consummate the Merger is subject to (1) the Tangible Book Value as of the Calculation Date being not less than the Minimum Tangible Book Value, and (2) holders of not more than 5%

of the outstanding shares of Castle Rock’s voting common stock having duly exercised their dissenters’ rights under Article 113 of the Colorado Business Corporation Act.

The Merger Agreement provides certain customary termination rights for both the Company and Castle Rock, including if the closing of the Merger has not occurred on or before 240 days following the date of the Merger Agreement. Among other termination rights, Castle Rock has the right to terminate the Merger Agreement if the Guaranty Calculation Date Stock Price (as defined in the Merger Agreement) is below a certain agreed-upon price threshold and certain other conditions are satisfied, unless the Company determines to pay additional consideration pursuant to the terms of the Merger Agreement.

The Merger Agreement also provides that upon termination of the Merger Agreement by the Company under certain circumstances, including Castle Rock failing to convene a meeting of its shareholders to consider and approve the Merger, the Merger Agreement and the transactions contemplated therein or breaching the Standstill Provision, Castle Rock will be obligated to pay the Company a termination fee of $1.0 million, plus the aggregate amount of the Company’s expenses incurred in connection with the Merger, up to $350,000. The Merger Agreement provides that upon termination of the Merger Agreement by Castle Rock if the Company breaches any representation or warranty and fails to cure such breach, the Company will be obligated to pay Castle Rock all expenses incurred by Castle Rock in connection with the Merger, up to $350,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein. The Merger Agreement is attached as an exhibit to this Current Report on Form 8-K in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, Guaranty Bank, Castle Rock or Castle Rock Bank or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Guaranty Bank, Castle Rock or Castle Rock Bank or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

In connection with entering into the Merger Agreement, the Company entered into a Voting and Support Agreement with certain holders of Castle Rock common stock (the “Voting Agreement”). The shareholders that are party to the Voting Agreement beneficially own in the aggregate approximately 93% of the outstanding shares of Castle Rock voting common stock. The Voting Agreement requires that the shareholders party thereto vote all of their shares of Castle Rock common stock in favor of the Merger and against alternative acquisition proposals. The Voting Agreement will terminate upon the earlier of the consummation of the Merger or the termination of the Merger Agreement in accordance with its terms.

Item 2.02      Results of Operations and Financial Condition.*

On July 19, 2017, the Company issued a press release announcing its financial results for the three and six months ended June 30, 2017. A copy of the press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 7.01       Regulation FD Disclosure.*

On July 19, 2017 the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. In addition, supplemental information, dated July 19, 2017, relating to the Merger is attached as Exhibit 99.2 to this Current Report on Form 8-K.

* The information furnished under Items 2.02 and 7.01 of this Current Report on Form 8-K, including the exhibits attached with respect thereto and incorporated by reference into Items 2.02 and 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference into any registration statement or other filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing.

Additional Information for Stockholders

The Company intends to file the Registration Statement with the SEC. The Registration Statement will include a proxy statement/prospectus, which will be sent to the shareholders of Castle Rock. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC’s website (www.sec.gov). In addition, documents filed with the SEC by the Company will be available free of charge by accessing the Company’s website (www.gbnk.com, under “SEC Filings”) or by contacting Investor Relations at (303) 293-5500.

Forward-Looking Statements

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that such statements, including statements with respect to the expected benefits of the Merger and the timing of the Merger, are predictions and that actual events or results may differ materially. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those we may expect, including, but not limited to: economic, political and market conditions and fluctuations; competition; the possibility that the expected benefits related to the Merger may not materialize as expected; the Merger not being timely completed, if completed at all; prior to the completion of the Merger, Castle Rock Bank’s business experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners or governmental entities; difficulty retaining key employees, and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time-frames or at all; governmental approval of the Merger may not be obtained or adverse regulatory conditions may be imposed in connection with governmental approvals of the Merger; conditions to the closing of the Merger may not be satisfied; and other factors identified in our filings with the Securities and Exchange Commission (the “SEC”). For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” and the forward-looking statement disclosure contained in the Company’s Annual Report on Form 10-K, filed with the SEC on February 28, 2017. Forward-looking statements speak only as of the date made and the Company undertakes no duty to update such information.

Item 9.01       Financial Statements and Exhibits.

(d)   Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Reorganization dated July 18, 2017*
Exhibit 99.1	Press Release dated July 19, 2017
Exhibit 99.2	Investor Presentation dated July 19, 2017

*	The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY BANCORP

By:	/s/ Christopher G. Treece
Name: Christopher G. Treece
Title: Executive Vice President, Chief Financial Officer and Secretary

Date:  July 19, 2017